Exhibit 99.B(d)(1)(vi)

SUBSTITUTION AGREEMENT

ING PARTNERS, INC.

This Substitution Agreement is made as of this 1st day of January, 2007 by and between ING Partners, Inc. (the “Fund”) on behalf of its Series as listed on Schedule A attached hereto, and Directed Services, LLC (the “Adviser”).

WHEREAS, the Fund is registered with the Securities and Exchange Commission as a diversified open-end investment company under the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS, ING Life Insurance and Annuity Company (“ILIAC”), a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc., has been serving as the investment adviser to the Fund pursuant to a written Investment Advisory Agreement (“Agreement”) between the Fund and ILIAC dated May 1, 2003, as such Agreement may be amended from time to time; and

WHEREAS, on December 1, 2006, the stock of Directed Services, Inc., also a direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc., was contributed to ILIAC, and Directed Services, Inc. became a direct, wholly-owned subsidiary of ILIAC; and

WHEREAS, on December 31, 2006, Directed Services, Inc. merged with and into Directed Services, LLC, a limited liability company duly organized in the State of Delaware, whose sole member is ILIAC (the “Reorganization”); and

WHEREAS, by virtue of the Reorganization, the Adviser has succeeded to all of the rights, duties, responsibilities and liabilities of ILIAC, and wishes to confirm by this Substitution Agreement that it has assumed all duties and obligations of ILIAC contained in the Agreement; and,

WHEREAS, under these circumstances, the Fund wishes to ratify and approve the substitution of the Adviser as a party to the Agreement in place of ILIAC.

NOW, THEREFORE, it is agreed as follows:

1.             Substitution of Party. Effective as of the date first written above, the Adviser is substituted into the Agreement in place of ILIAC for all purposes.

2.             Performance of Duties. The Adviser hereby acknowledges and agrees that, by virtue of the Reorganization, it has assumed and will perform all of ILIAC’s duties and obligations under the Agreement and will be subject to all of the terms and conditions of the Agreement.

3.             Consents. The Fund hereby ratifies and approves the assumption by the Adviser of the interests, rights and responsibilities of ILIAC under the Agreement and agrees, subject to the terms and conditions of said Agreement, (a) to look solely to the Adviser for the performance of advisory duties and obligations under such Agreement after the effective date written above, and (b) to continue to perform its obligations thereunder as if no such merger had occurred and as if ILIAC and the Adviser were one and the same entity.

4.             Representations of Adviser. The Adviser represents and warrants that the Reorganization will not result in any material change in the management, operations, services, personnel or other resources of ILIAC available to the Adviser to meet its obligations to the Fund under the Agreement.

5.             Representations of Fund. The Fund represents and warrants that the independent directors have approved the Reorganization and the continuation of the Agreement.

6.             Benefit. This Substitution Agreement is intended for the benefit of the parties hereto, ILIAC and the Permitted Assignees.

IN WITNESS WHEREOF, the parties hereto have caused this Substitution Agreement to be executed by their duly authorized officers as of the date and year first written above.

ING PARTNERS, INC.

By:	/s/ Robert S. Naka
Name: Robert S. Naka
Title: Executive Vice President

DIRECTED SERVICES, LLC

By:	/s/ Todd Modic
Name: Todd Modic
Title: Vice President

SCHEDULE A

SERIES

ING American Century Large Company Value Portfolio

ING American Century Select Portfolio

ING American Century Small-Mid Cap Value Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis Venture Value Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Growth Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Fundamental Research Portfolio

ING Goldman Sachs® Capital Growth Portfolio

ING Goldman Sachs® Structured Equity Portfolio

ING JPMorgan International Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason Partners Aggressive Growth Portfolio

ING Legg Mason Partners Large Cap Growth Portfolio

ING Lord Abbett U.S. Government Securities Portfolio

ING Neuberger Berman Partners Portfolio

ING Neuberger Berman Regency Portfolio

ING OpCap Balanced Value Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Strategic Income Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2025 Portfolio

ING Solution 2035 Portfolio

ING Solution 2045 Portfolio

ING Solution Income Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING UBS U.S. Small Cap Growth Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio